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Comerica Bank
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226


Ladies and Gentlemen:

     Reference is made to the Custody Agreement between us dated as of November 1, 1996 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Framlington Funds Trust, namely the Munder Framlington Global Financial Services Fund (the "New Portfolio").

     We request that you act as Custodian under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                                   Very truly yours,

                                   The Munder Framlington Funds Trust

                                   By:
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                                   Accepted:

                                   Comerica Bank

                                   By:
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Date:
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